Exhibit 10.20

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PARATEK PHARMACEUTICALS, INC.

NOTE

$	, 2012

FOR VALUE RECEIVED, the undersigned, PARATEK PHARMACEUTICALS, INC., a corporation duly formed under the laws of the State of Delaware (the “Issuer”), hereby unconditionally promises to pay to the order of                                         , or its registered assigns (the “Holder”), in lawful money of the United States of America and in immediately available funds, the amounts as and when provided for below. Each amount of principal advanced to or for the account of the Issuer under this Note, as set forth in the Register, is a “Principal Advance” and such amounts in the aggregate, the “Principal Amount”.

This Note (this “Note”) is issued pursuant to that certain Non-Convertible Note Purchase Agreement, dated as of February 13, 2012, between the Issuer and the Holder and other holders party thereto (the “Purchase Agreement”), and is entitled to the benefits of the Purchase Agreement. By acceptance of this Note, the Holder and the Issuer each hereby agree that each of the Notes shall rank equally and ratably without priority over one another, and the Issuer covenants and agrees that none of the Notes shall be paid, in whole or in part, unless a reasonably equivalent, pro rata payment is made with respect to all other Notes so as to maintain as near as possible the amount owing under the Notes pro rata according to the respective balances owed as of the date immediately prior to such payment. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meanings given to such terms in the Purchase Agreement.

1. Repurchase Upon Reorganization. In the event that a Reorganization occurs, then the Notes shall become due and payable and the Issuer shall, as a condition to the effectiveness of such Reorganization, repurchase this Note for a repurchase price equal to the sum of (a) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, plus (b) simple interest on the Principal Amount outstanding under this Note from the date a Principal Advance was advanced to the date of repurchase at the rate of ten percent (10%) per annum. The Issuer shall not consummate a Reorganization unless, as a condition thereto, the Notes are repurchased pursuant to this Section 1 at the closing of such Reorganization.

2. Repurchase Following Liquidity Event(s). In the event that one or more Liquidity Events occurs prior to a Reorganization, the Issuer shall repurchase this Note for a repurchase price equal to:

(a) In the case of a repurchase effected prior to the eighteen (18) month anniversary of the First Closing, an amount equal to two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note; and

(b) In the case of a repurchase effected on or after the eighteen (18) month anniversary of the First Closing, an amount equal to the sum of (i) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, plus (b) simple interest on the Principal Advances outstanding under this Note from the date such Principal Advances were advanced to the date of repurchase at the rate of ten percent (10%) per annum;

provided that, in each such case, (i) such repurchase would be permitted if the payment of the repurchase price were a payment of a dividend under Section 170(a) of the Delaware General Corporation Law and (ii) the Issuer’s Board of Directors shall have determined that Sufficient Cash exists to effect such repurchase.

Notwithstanding the foregoing, in the event that the Issuer’s Board of Directors shall have determined that Sufficient Cash exists to effect a repurchase of some, but not all, of the outstanding Notes, then the repurchase of Notes shall be allocated among all of the Notes in proportion, as nearly as practicable, to the respective unpaid Principal Amounts outstanding thereunder at the time such partial repurchase is made, and the balance of the unpaid repurchase price shall be paid at such time, or times, as the Issuer’s Board of Directors determine that Sufficient Cash exists to effect such additional repurchase or repurchases.

3. Treatment for Tax Purposes. The Issuer and the Holder agree that this Note shall be treated as equity (and not as debt) for tax purposes.

4. Event of Default. Notwithstanding anything in this Note to the contrary, in case an Event of Default shall occur, payment of this Note shall be accelerated and the entire unpaid repurchase price of this Note, and all accrued and unpaid interest thereon (if applicable), shall become immediately due and payable in full, and the holder shall have all rights and remedies of a creditor of the Issuer under applicable law.

5. Payments. Payment of the repurchase price of, and principal and interest on this Note shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, by wire transfer in immediately available funds to such account as the Holder shall from time to time have designated to the Issuer in writing, or, if requested by the Holder, by certified or back cashier’s check payable to the Holder, mailed to the Holder at its address of record in the Issuer’s record of Note Holders, or such other address as shall be designated in writing by the Holder to the Issuer.

6. Application of Payments. Any and all payments made by the Issuer in respect of this Note shall be applied first to payment of the fees and charges due under this Note, second to payment of accrued and unpaid interest (if applicable), third to payment of the outstanding Principal Amount of this Note and fourth, to payment of the applicable repurchase price under Section 1 or 2, as the case may be.

7. Calculations. All calculations and applications of amounts due on any date, whether by acceleration or otherwise, shall be made by the Issuer, and the Holder agrees that all such calculations and applications shall be conclusive and binding absent manifest error.

8. No Prepayment. The Issuer shall have no right to prepay this Note other than as stated herein in connection with a Reorganization, Liquidity Event or Event of Default; provided that the Issuer may, with the prior approval of the Issuer’s Board of Directors and the prior consent of the Required Holders, prepay this Note and all other Notes at a prepayment price equal to two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, plus (b) simple interest on the Principal Advances outstanding under this Note from the date such Principal Advances were advanced to the date of prepayment at the rate of ten percent (10%) per annum.

9. Waivers. The Issuer hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note.

10. Enforcement and Collection. In case any principal of or interest on this Note, or any other obligation or amount owing under this Note, is not paid when due, or any other Event of Default shall occur, the Issuer shall be liable for, and agrees to pay, in addition to principal, interest and other amounts owing hereunder, all costs of enforcement and collection of this Note incurred by the Holder, including, without limitation, reasonable attorney’s fees, disbursements and court costs. In addition, if an Event of Default shall occur, the Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Holder in obtaining advice as to its rights and remedies in connection with such default.

11. Amendments; Waivers. No amendment, modification or waiver of any provision of this Note or consent to any departure by the Issuer therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by, as specified in the Purchase Agreement, Holders of Notes representing at least eighty-five percent (85%) of the aggregate principal amount of Notes then outstanding, or the Holder of this Note (as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12. Liability Unconditional. The liability of the Issuer hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Holder, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

13. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telecopier, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Issuer at Paratek Pharmaceuticals, Inc., 75 Kneeland Street, Boston, MA 02111, Attention: President, with a required copy to Mintz Levin, One Financial Center, Boston, MA 02111, Attn: Lewis Geffen, and to Holder at its address set forth in the Company’s record books or at such other address(es) as the Issuer or Holder may designate by ten (10) days advance written notice to the other parties hereto.

14. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision of this Note.

15. Ranking. This Note shall rank pari passu with all other debt and liabilities of the Issuer.

16. Jurisdiction. EACH OF THE ISSUER AND THE HOLDER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE FEDERAL COURTS FOR THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE ISSUER AND THE HOLDER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE HOLDER AT ITS ADDRESS SET FORTH ABOVE, AND TO THE ISSUER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE HOLDER’S RECORDS AS THE ADDRESS OF THE ISSUER.

17. Waiver of Jury Trial. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE HOLDER AND THE ISSUER WAIVES TRIAL BY JURY, AND THE ISSUER ALSO WAIVES (I) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered.

PARATEK PHARMACEUTICALS, INC.

By:
Name
Title:

Address for Notices:

75 Kneeland Street
Boston, MA 02111
Tel:	(617) 275-0400
Fax:	(617) 275-0039
Attn:	President

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